IGC-Polycold Systems Inc.
(A wholly-owned subsidiary of Intermagnetics General Corporation)
Financial Statements
(and Report of Independent Auditors)
May 30, 2004 and May 25, 2003

IGC-Polycold Systems Inc.
(A wholly-owned subsidiary of Intermagnetics General Corporation)
Index
May 30, 2004 and May 25, 2003

Page(s)

Report of Independent Auditors	1

Financial Statements

Balance Sheets	2

Statements of Income	3

Statements of Changes in Shareholder's Equity	4

Statements of Cash Flows	5

Notes to Financial Statements	6 - 12

Report of Independent Auditors

To the Board of Directors and Shareholders
IGC-Polycold Systems Inc.
(A wholly-owned subsidiary of Intermagnetics General Corporation)

In our opinion, the accompanying balance sheets and the related statements of income, changes in shareholder's equity and cash flows present fairly, in all material respects, the financial position of IGC-Polycold Systems Inc. (a wholly-owned subsidiary of Intermagnetics General Corporation) (the "Company") at May 30, 2004, and May 25, 2003, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

August 13, 2004

IGC-Polycold Systems Inc.
(A wholly-owned subsidiary of Intermagnetics General Corporation)
Balance Sheets
May 30, 2004 and May 25, 2003

(in thousands of dollars)	2004	2003

Assets
Current assets
Cash	$9	$144
Trade accounts receivable, less allowance (May 30, 2004 - $43;
May 25, 2003 - $139)	3,241	3,710
Inventories
Consigned products	720	103
Finished products	233	295
Work in process	274	341
Materials and supplies	1,393	1,718

	2,620	2,457
Deferred tax asset	549	394
Prepaid expenses and other	104	146

Total current assets	6,523	6,851

Property and equipment, net
Machinery and equipment	1,592	2,411
Leasehold improvements	3,559	2,984

	5,151	5,395
Less: Accumulated depreciation	1,703	1,727

	3,448	3,668
Goodwill	6,964	6,964
Other intangibles, less accumulated amortization (May 30, 2004 -
$1,290; May 25, 2003 - $1,242	600	648

Total assets	$17,535	$18,131

Liabilities and Shareholder's Equity
Current liabilities
Accounts payable	$591	$1,135
Salaries, wages and related items	340	435
Accrued customer commissions	825	615
Product warranty reserve	559	427
Other liabilities and accrued expenses	424	342
Due to Parent	97	2,646

Total current liabilities	2,836	5,600
Deferred tax liability	482	319

Total liabilities	3,318	5,919

Shareholder's equity
Common stock, par value $.01 per share
Authorized - 3,000 shares
Issued and outstanding - 100 shares as of May 30, 2004
and May 25, 2003	--	--
Additional paid-in capital	--	--
Retained earnings	14,217	12,212

Total shareholder's equity	14,217	12,212

Total liabilities and shareholder's equity	$17,535	$18,131

The accompanying notes are an integral part of the financial statements.

IGC-Polycold Systems Inc.
(A wholly-owned subsidiary of Intermagnetics General Corporation)
Statements of Income
Years Ended May 30, 2004 and May 25, 2003

(in thousands of dollars)	2004	2003

Net sales	$24,708	$20,564
Cost of products sold	15,184	13,675

Gross margin	9,524	6,889

Product research and development	955	1,279
Selling, general and administrative	3,999	3,627
Asset management fee - Parent	1,456	1,444

	6,410	6,350

Operating income	3,114	539
Interest and other income	--	150
Interest and other expense	(8)	(11)

Income before income taxes	3,106	678
Provision for income taxes	1,101	176

Net income	$2,005	$502

The accompanying notes are an integral part of the financial statements.

IGC-Polycold Systems Inc.
(A wholly-owned subsidiary of Intermagnetics General Corporation)
Statements of Changes in Shareholder's Equity
Years Ended May 30, 2004 and May 25, 2003

		Additional
	Common	Paid-in	Retained
(in thousands of dollars)	Stock	Capital	Earnings	Total

Balance at May 26, 2002	$--	$--	$11,710	$11,710
Net income			502	502

Balance at May 25, 2003	--	--	12,212	12,212
Net income			2,005	2,005

Balance at May 30, 2004	$--	$--	$14,217	$14,217

The accompanying notes are an integral part of the financial statements.

IGC-Polycold Systems Inc.
(A wholly-owned subsidiary of Intermagnetics General Corporation)
Statements of Cash Flows
Years Ended May 30, 2004 and May 25, 2003

(in thousands of dollars)	2004	2003

Cash flows from operating activities
Net income	$2,005	$502
Adjustments to reconcile net income to net
cash provided by operating activities
Depreciation and amortization	614	541
Loss on sale and disposal of property and equipment	38	10
Deferred taxes	8	(100)
Changes in operating assets and liabilities
Accounts receivable	469	(1,031)
Inventories, prepaid expenses and other assets	(121)	190
Accounts payable, accrued expenses and other liabilities	(215)	493

Net cash provided by operating activities	2,798	605

Cash flows from investing activities
Purchases of property and equipment	(386)	(743)
Proceeds from sale of property and equipment	2	16

Net cash used in investing activities	(384)	(727)

Cash flows from financing activities
Payments made to Parent, net	(2,549)	(946)

Net cash used in financing activities	(2,549)	(946)

Decrease in cash	(135)	(1,068)
Cash at beginning of period	144	1,212

Cash at end of period	$9	$144

The accompanying notes are an integral part of the financial statements.

IGC-Polycold Systems Inc.
(A wholly-owned subsidiary of Intermagnetics General Corporation)
Notes to Financial Statements
May 30, 2004 and May 25, 2003

1.  Accounting Policies

Organization
IGC Polycold Systems Inc. (the "Company") is a wholly-owned subsidiary of Intermagnetics General Corporation, an SEC Registrant (the "Parent"). The Company was incorporated in the state of Delaware on November 24, 1997 as a C Corporation. The Company manufactures and sells refrigeration equipment used primarily in ultra-high vacuum applications, industrial coatings, analytical instrumentation, medical diagnostics and semiconductor processing and testing.

Basis of Presentation
The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America and include all the accounts of the Company. It is the Company's policy to reclassify prior year financial statements to conform to current year presentation.

The Company operates on a 52/53 week fiscal year ending the last Sunday during the month of May. Fiscal 2004 had 53 weeks and fiscal 2003 had 52 weeks.

Cash
At May 25, 2003, cash balances held at a financial institution are in excess of federally insured limits by approximately $42,000.

Revenue Recognition
Sales are generally recognized as of the date of shipment which is generally when title and risk of loss passes to the customer. The Company may from time to time offer certain distributors rights of return on unsold products. Product revenue on shipments to distributors that have rights of return, is recognized based upon an agreed upon invoicing schedule when contractually, the right of return has lapsed. Product that has been shipped, but not invoiced, is recorded on the balance sheet as consigned products. Consigned products as of May 30, 2004 and May 25, 2003 were $720,000 and $103,000, respectively.

The Company accrues for possible future claims arising under terms of various warranties (one to three years) made in connection with the sale of products. Warranty expense for fiscal 2004 and 2003, was $442,000 and $397,000, respectively. The following table represents the activity in product warranty reserve for the fiscal years ended:

(in thousands of dollars)	May 30, 2004	May 25, 2003

Beginning balance	$427	$335
Warranty expense	442	397
Cost of warranty performed	(310)	(305)

Ending balance	$559	$427

Major Customers
A significant portion of the Company's sales are to two major customers, FerroTec in Germany and Hakuto Co., Ltd in Japan. For the fiscal years ended May 30, 2004, and May 25, 2003, combined sales to these customers amounted to approximately 40% and 45% of total sales, respectively.

IGC-Polycold Systems Inc.
(A wholly-owned subsidiary of Intermagnetics General Corporation)
Notes to Financial Statements
May 30, 2004 and May 25, 2003

Inventories
Inventories are stated at the lower of cost (first-in, first-out) or market value. At May 30, 2004 and May 25, 2003, the Company had reserves for excess and obsolete inventory of $746,000 and $381,000, respectively.

Property, Plant and Equipment
Machinery and equipment and leasehold improvements are recorded at cost. Depreciation is computed using the straight-line method in a manner that is intended to amortize the cost of such assets over their estimated useful lives. Leasehold improvements are amortized on a straight-line basis over the remaining initial term of the lease or estimated useful life, whichever is shorter. For financial reporting purposes, the Company provides for depreciation of property and equipment over the following estimated useful lives:
Machinery and equipment	3 - 15 years
Leasehold improvements	2 - 15 years

Significant additions or improvements extending assets' useful lives are capitalized; normal maintenance and repair costs are expensed as incurred.

The cost of fully depreciated assets remaining in use is included in the respective asset and accumulated depreciation accounts. When items are sold or retired, related gains or losses are included in income. Depreciation expense for the fiscal years ended May 30, 2004 and May 25, 2003 was $566,000 and $493,000, respectively.

Machinery and equipment includes $51,000 and $499,000 of construction in progress at May 30, 2004 and May 25, 2003, respectively.

Goodwill and Other Intangibles
Goodwill and other intangibles with indefinite lives are periodically tested for impairment and identifiable intangible assets other than goodwill are amortized over their estimated useful lives in accordance with SFAS No. 142, Goodwill and Other Intangible Assets.

Impairment of Long-Lived Assets
Long-lived assets, used in the Company's operations are reviewed for impairment when circumstances indicate that the carrying amount of an asset may not be recoverable. The primary indicators of recoverability are the associated current and forecasted undiscounted operating cash flows.

Product Research and Development
Product research and development costs which include labor, materials, external contractor fees and applicable overhead allocations are charged to operations when incurred and are included in operating expenses.

Comprehensive Income
No statement of comprehensive income has been included in the accompanying financial statements since the Company does not have any other comprehensive income to report.

IGC-Polycold Systems Inc.
(A wholly-owned subsidiary of Intermagnetics General Corporation)
Notes to Financial Statements
May 30, 2004 and May 25, 2003

Use of Estimates
In order to prepare these financial statements in conformity with accounting principles generally accepted in the United States of America, management of the Company has made a number of estimates and assumptions relating to the reporting of assets, liabilities, revenue and expenses and the disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

Segment Information
The Company believes it operates in only one segment, which manufactures and sells refrigeration equipment used primarily in ultra-high vacuum applications, industrial coatings, analytical instrumentation, medical diagnostics and semiconductor processing and testing.

New Accounting Pronouncements
In December 2003, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 104 (SAB 104), "Revenue Recognition", which supersedes SAB 101, "Revenue Recognition in Financial Statements". SAB 104's primary purpose is to rescind accounting guidance contained in SAB 101 related to multiple element arrangements, superseded as a result of the issuance of EITF 00-21, "Accounting for Revenue Arrangements with Multiple Deliverables". The Company's adoption of SAB 104 did not have a material effect on its financial statements.

2.  Income Taxes

The Company is included in the consolidated tax return of its Parent, which includes the Company, as well as other subsidiaries. The Company's tax provision has been computed using the separate return method for the allocation of federal income taxes. As of May 30, 2004, there was no formal tax sharing arrangement among the Company and its affiliates. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted rates expected to apply to consolidated taxable income in the years in which those temporary differences are expected to be recovered or settled.

The components of the provision for income taxes (benefit) are as follows for the fiscal years ended:

(in thousands of dollars)	May 30, 2004	May 25, 2003

Current
Federal	$920	$227
State	173	49

Total current	1,093	276

Deferred
Federal	7	(91)
State	1	(9)

Total deferred	8	(100)

Provision for income taxes	$1,101	$176

IGC-Polycold Systems Inc.
(A wholly-owned subsidiary of Intermagnetics General Corporation)
Notes to Financial Statements
May 30, 2004 and May 25, 2003

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are as follows for the fiscal years ended:

(in thousands of dollars)	May 30, 2004	May 25, 2003

Current deferred tax assets
Inventory reserves	$278	$142
Non-deductible accruals	58	85
Product warranty reserve	207	161
Other	6	6

Total current deferred tax assets	549	394

Long-term deferred tax liabilities
Depreciation and amortization differences	(480)	(315)
Other, net	(2)	(4)

Total long-term deferred tax liabilities	(482)	(319)

Net deferred tax assets	$67	$75

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income and capital gains during the periods in which those temporary differences become deductible. Management considers projected future taxable income, the character of such income and tax planning strategies in making this assessment. The Company had Federal taxable income of approximately $3,200,000 in fiscal 2004 and $717,000 in fiscal 2003. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more likely than not the Company will realize the benefits of the remaining deductible differences. The amount of the deferred tax assets considered realizable, however, could be reduced in the near term if estimates of future taxable income are reduced.

The reasons for the differences between the provision of income taxes (benefit) and the amount of income tax (benefit) determined by applying the applicable statutory Federal tax rate to income (loss) before income taxes are as follows for the fiscal years ended:

(in thousands of dollars)	May 30, 2004	May 25, 2003

Pretax income at statutory tax rate (34% for 2004 and 2003)	$1,056	$231
State taxes, net of federal benefit	110	22
Benefit of extraterritorial income exclusion	(65)	(82)
Other, net	--	5

Provision for income taxes	$1,101	$176

In the accompanying financial statements, the current tax provision of the Company for 2004 and 2003 is included in the caption, Due to Parent. The benefit of any net operating losses or the impact of any tax liability is paid or collected by the Company's Parent.

IGC-Polycold Systems Inc.
(A wholly-owned subsidiary of Intermagnetics General Corporation)
Notes to Financial Statements
May 30, 2004 and May 25, 2003

3.  Commitments and Contingencies

The Company leases certain facilities and certain equipment under operating lease agreements expiring at various dates through September 2011. Certain of the leases provide for renewal options. Total rent expense was $682,000 and $591,000 for the fiscal years ended May 30, 2004 and May 25, 2003, respectively.

Future minimum rental commitments, excluding renewal options, under the non-cancelable operating leases covering its facilities and equipment through the term of the leases are as follows:

Fiscal Year
2005	$702
2006	717
2007	742
2008	756
2009	786
Thereafter	1,093

$4,796

The Company is contingently liable as one of the guarantors with respect to its Parent's $130 million unsecured credit facility. The Company's Parent had $56.1 million outstanding on this credit facility as of May 30, 2004. As of August 29, 2004, the Company's Parent had approximately $90.1 million outstanding under this credit facility.

The Company may from time to time be a defendant in legal proceedings relating to the conduct of its business. In the best judgment of Management, the financial position of the Company will not be affected materially by the outcome of any pending or threatening legal proceedings.

4.  Fair Value of Financial Instruments

The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of SFAS No. 107, "Disclosures About Fair Value of Financial Instruments". Although the estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies, the estimates presented are not necessarily indicative of the amounts that the Company could realize in current market exchanges.

The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

Cash and cash equivalents, receivables, and accounts payable and accrued expenses: The carrying amounts reported in the consolidated balance sheets approximate their fair values because of the short maturities of these instruments.

IGC-Polycold Systems Inc.
(A wholly-owned subsidiary of Intermagnetics General Corporation)
Notes to Financial Statements
May 30, 2004 and May 25, 2003

5.  Goodwill and Other Intangible Assets

The Company follows the provisions of Statement of Financial Accounting Standards No. 142 (FAS No. 142), "Goodwill and Other Intangible Assets". FAS No. 142 changed the accounting for goodwill from an amortization method to an impairment-only approach.

The components of other intangibles are as follows:
(in thousands of dollars)	As of May 30, 2004

	Gross		Weighted
	Carrying	Accumulated	Average Life
	Amount	Amortization	in Years
Amortized intangible assets
Unpatented technology	$930	$930	5.0
Trade name	960	360	20.0

	$1,890	$1,290	12.6

Aggregate amortization expense for each of the fiscal years ended May 30, 2004 and May 25, 2003 was $48,000. All intangibles are amortized on a straight line basis.

Estimated amortization expense for each of the next five years will be $48,000 each fiscal year.

Management evaluated goodwill for impairment during the quarters ended November 24, 2002 and November 23, 2003 in accordance with SFAS No. 142 and determined no impairment exists. Fair values of the related implied fair values of their respective goodwill were established using public company analysis and discounted cash flows. Management will perform the next annual goodwill impairment test during the quarter ended November 28, 2004 unless an event occurs or circumstances change that would more likely than not reduce the fair value of the Company below its carrying amount.

6.  Retirement Plan

The Company participates in its Parent's employee savings plan, covering substantially all employees under Section 401(k) of the Internal Revenue Code. Under this plan, the Company makes a contribution for all employees and matches a portion of the participants' contributions. Expenses under the plan during the fiscal years ended May 30, 2004, and May 25, 2003, were $91,000 and $86,000, respectively.

IGC-Polycold Systems Inc.
(A wholly-owned subsidiary of Intermagnetics General Corporation)
Notes to Financial Statements
May 30, 2004 and May 25, 2003

7.  Related Party Transactions

Asset Management Fee
The Company has a corporate services agreement with its Parent. Under the terms of the agreement, the Company pays its Parent for finance, accounting, legal and other various corporate and administrative support services. Such fee equals 1.0% of net operating assets consisting of working capital plus net plant, property and equipment and 1% annualized payroll. Management believes that the method used to allocate the costs and expenses is reasonable; however, such allocated amounts may or may not necessarily be indicative of what actual expenses would have been incurred had the Company operated independently of its Parent. Amounts incurred by the Company under this arrangement were $1,456,000 and $1,444,000 for the fiscal years ended May 30, 2004 and May 25, 2003, respectively.

Banking Arrangement
The Company's primary operating cash account consists of a zero balance account that sweeps the Company's net receipts and disbursements nightly into its Parent's consolidated concentration account. The Company will transfer cash balances to its Parent on a daily basis. The Company's Parent is responsible for making cash flow available to satisfy the Company's cash flow requirements, if needed. The Company does not record a return on the cash transferred to its Parent.

Cost Allocations
The Company benefits from insurance coverage provided by independent third-parties through its Parent. As a result, the Company recognizes the appropriate direct expense with the offsetting amount due to its Parent. The expense is allocated based on a percentage of Company sales to consolidated sales of the Company's Parent. Amounts recognized during fiscal 2004 and fiscal 2003 were $931,000 and $783,000, respectively.

As a result of the above relationships with the Company's Parent, the Company recorded a net amount due to its Parent of $97,000 and $2,646,000 at May 30, 2004 and May 25, 2003, respectively. Due to Parent consists of the following at:

(in thousands of dollars)	May 30, 2004	May 25, 2003

Income taxes	$1,369	$276
Other	(1,272)	2,370

Due to Parent	$97	$2,646